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                                                                     EXHIBIT 3.1


                              IKONICS CORPORATION
                       RESTATED ARTICLES OF INCORPORATION


                                    ARTICLE 1
                                      NAME

                  1.1 The name of this corporation shall be Ikonics Corporation.

                                    ARTICLE 2
                                     PURPOSE

                  2.1 The purpose of this corporation shall be general business purposes including, but not limited to, the following:

                  a. To acquire, and pay for in cash, stock or bonds of this corporation, or otherwise, the goodwill, rights, assets and property, and to undertake and assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

                  b. To acquire, by purchase or otherwise, and to own, hold, improve, lease, let, mortgage, pledge, plat, sell, assign, transfer, convey, manage and deal in and exercise all rights of ownership over any and all kinds of real and personal property whatsoever, wherever situated; to act as principal or agent in the rental and management of real estate and other property.

                  c. To own, lease, operate, construct, build and erect structures and properties pertaining to the sale, purchase, brokerage, storage or manufacture of goods, wares, merchandise and personal property of every class and description.

                  d. To become a party to any lawful agreement, for sharing profits or to any union of interest, cooperation or mutual arrangement with any person, firm or company carrying on or engaged in any business connected with or similar to the business of this corporation, or that is engaged in conducting any business or transaction capable of being conducted so as to directly or indirectly benefit this corporation.

                  e. To engage in trade at wholesale or retain, or both, and the manufacturing of any types of articles and products, including components thereof.

                  f. The foregoing clauses shall be construed liberally, both as to objects and powers. It is hereby expressly provided that the enumeration of specific powers in these Articles, including the following Articles, shall not be held to limit or restrict in any manner the powers of this corporation.



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                                    ARTICLE 3
                                    DURATION

                  3.1 The duration of this corporation shall be perpetual.

                                    ARTICLE 4
                                    LOCATION

                  4.1 The location and post office address of the registered office of this corporation shall be 4832 Grand Avenue, Duluth, Minnesota 55807.

                                    ARTICLE 5
                                 STATED CAPITAL

                  5.1 The amount of stated capital of this corporation shall not be less than $1,000 and shall be calculated in the manner provided by statute.

                                    ARTICLE 6
                                      STOCK

                  6.1 The total authorized number of shares of the corporation shall be 5,000,000 shares, consisting of 4,750,000 shares of Common Stock with a par value of ten cents ($.10) per share, and 250,000 shares of Preferred Stock with a par value of ten cents ($.10) per share.

                  6.2 The Preferred Stock shall have the following rights, privileges and limitations:

                  a. Holders of Preferred Stock shall not be entitled to vote at any time or under any circumstances except as may be required by the Statutes of the State of Minnesota.

                  b. Unless all dividends accumulated or accrued upon outstanding shares of Preferred Stock shall have been paid or set apart from the surplus or net earnings of the corporation, no dividends (other than dividends payable solely in shares of Common Stock) shall be declared or paid upon Common Stock. Accrued dividends shall not bear interest.

                  c. In the event of any liquidation, dissolution or winding up of the corporation, holders of Preferred Stock shall be entitled to receive the liquidation price thereof in full, plus any unpaid dividends accrued thereon to the date of distribution before any distributions shall be made on account of the Common Stock. If upon any liquidation, dissolution or winding up of the corporation, the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled,



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         the holders of shares of Preferred Stock of all series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable in respect to the Preferred Stock of all amounts payable in full. After such payment to the holders of Preferred Stock, any remaining assets of the corporation available for distribution shall be distributed solely for the ratable benefit of the holders of Common Stock, and the holders of Preferred Stock shall have no further rights in respect of their shares to the assets of the corporation. Neither a statutory merger nor consolidation of the corporation into or with any other corporation, nor a statutory merger or consolidation of any other corporation into or with the corporation, nor a sale, transfer, exchange or lease of all or any part of the assets of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of Article 6.

                  d. Preferred Stock may be issued in such series and with such relative rights, preferences and restrictions as may be determined by the Board of Directors pursuant to Section 6.4 and this Article 6.

                  6.3 The Board of Directors is authorized from time to time to accept subscriptions for, allot, issue, sell and deliver shares of stock of any class (and of any series of any class) of the corporation, including stock issued as a stock dividend, to such persons, at such times and upon such terms and conditions as the Board shall determine.

                  6.4 The Board of Directors is authorized from time to time to provide for the issuance of Preferred Stock in one or more series and, with respect to each series, to fix or alter from time to time, as to shares then unallotted:

                  a. The designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in crating such series) or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

                  b. The dividend rate or rates to which shares of such series shall be entitled, the restrictions, conditions and limitations upon the payment of such dividends, whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall be cumulative, and the dates on which such dividends, if declared, shall be payable;

                  c. The redemption prices and terms;

                  d. The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the corporation, which amount may vary at different dates and may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary;



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                  e. The rights, if any, of the holders of shares of such series to convert such shares into shares of stock of the corporation of any class or of any series of any class and the price or prices or the rate or rates of such conversion and the other terms, provisions and conditions of such conversion;

                  f. The obligation, if any, of the corporation to maintain a purchase, retirement or sinking fund for shares of such series, and the provisions with respect thereto; and

                  g. Any other relative rights, preferences and restrictions not inconsistent with the Minnesota Business Corporation Act or these Articles of Incorporation.

Shares shall not be issued hereunder until a certified copy of the resolutions duly adopted by the Board of Directors establishing any such series of Preferred Stock and the terms thereof shall have been filed for record in the manner provided by law.

                  6.5 The Board of Directors is further authorized from time to time to grant and issue options to purchase or subscribe for shares of stock of any class of the corporation, warrants t purchase such stock, rights to convert any stock or other securities of the corporation into such stock, and similar stock rights and privileges, to such persons at such time and upon such terms, provisions and conditions as the Board shall from time to time determine.

                  6.6 No holder of any class of stock of the corporation shall be entitled to subscribe for or purchase his proportionate share of stock of any class of the corporation, now or hereafter authorized or issued.

                  6.7 At such meeting of the shareholders of the corporation and with respect to any matter upon which the shareholders have a right to vote, each holder of record shares of Common Stock shall be entitled to one vote for each share of Common Stock so held. No shareholder shall be entitled to cumulate his votes for the election of Directors and there shall be no cumulative voting for any purpose whatsoever.

                                    ARTICLE 7
                                   MANAGEMENT

                  7.1 The management of the corporation shall be vested in a Board of Directors. The number of Directors shall be fixed by the By-laws and may be altered by amending the By-laws, but shall never be less than three (3). The term of office of each Director shall be one (1) year, or until his successor has been elected and qualified. The Directors shall be elected at the annual meting of the shareholders.

                  7.2 The meetings of the shareholders and Directors may be held outside the State of Minnesota. Notice of the time, place and purpose of shareholders' meetings and



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Directors' meetings, whether required by statute, the Articles or the By-laws, may be waived, in writing, by a shareholder or Director, as the case may be; such waiver may be given before, at, or after the meeting, and shall be filed wit the Secretary or entered upon the records of the meeting. Each Director, by his attendance and participation in the action taken at any Directors' meeting, shall be deemed to have waived notice of such meeting.

                  7.3 Regular meetings shall be held at such times, and such places within or without the state, as may be designated in the By-laws or the resolution of the Board of Directors or by written consent of all shareholders entitled to vote thereat.

                  7.4 Special meetings of shareholders may be held at such times, and such places within or without the state, as may be designated in the Notice of Meeting given as provided in the By-laws, or as designated in the written Waiver of Notice and Consent to the meeting signed by all of the holders of voting stock.

                  7.5 The following-named persons are the present Directors of this corporation:

                    Robert Banks                    1425 Tower Avenue
                                                    Superior, Wisconsin 54880

                    George Barnum                   613 Missabe Building
                                                    Duluth, Minnesota 55802

                    Virgil Dock                     4851 London Road
                                                    Duluth, Minnesota 55804

                    Thomas L. Erickson              4832 Grand Avenue
                                                    Duluth, Minnesota 55807

                    David Harris                    470 Rice Creek Boulevard
                                                    Minneapolis, Minnesota 55432

                    Lloyd K. Johnson                517 Torrey Building
                                                    Duluth, Minnesota 55802

                    Gerald W. Simonson              5813 Jeff Place
                                                    Edina, Minnesota 55436

                    William C. Ulland               740 East Superior Street
                                                    Duluth, Minnesota 55802



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                                    ARTICLE 8
                             POWERS AND REGULATIONS

                  8.1 For the regulation of the business and for the conduct of the affairs of the corporation, and for the creation, definition and regulation of the powers of the corporation and of its Directors and shareholders, it is further provided:

                  8.2 In furtherance, and not in limitation of the powers conferred by statute or in these Articles, the corporation is expressly authorized:

                  a. To accept or reject subscriptions for shares an to issue the shares of the Capital Stock of this corporation to the full amount and number of shares authorized by the Articles of Incorporation in such amounts and for such consideration as from time to time shall be determined by the Board, except as otherwise provided in these Articles.

                  b. To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of Letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

                  c. To acquire, hold, mortgage, pledge or dispose of shares, bonds, securities, or evidences of indebtedness of any domestic or foreign corporation, and while the owner thereof, to exercise all the rights, powers and privileges of ownership.

                  d. To purchase, hold, sell and reissue the shares of its own capital stock.

                  e. To enter into obligations or contracts of any kind or nature with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

                  f. To incur such indebtedness as its Directors may from time to time deem necessary or proper for the operation of this business and may issue any and all manner of secured or unsecured notes, bonds, or other written instruments in evidence of the obligations undertaken by the corporation.

                  8.3 In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  a. To make and alter By-laws of this corporation, subject to the power of the shareholders, to change or repeal such By-laws, and subject to any other limitations on such authority provided by the Minnesota Business Corporation Act.



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                  b. To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

                  c. When and as authorized by an affirmative assent of holders of shares entitling them to exercise a majority of the voting power on such proposal, the Board of Directors shall have power and authority by action taken at any meeting of the Board, to sell, lease, exchange or otherwise dispose of all or substantially all of the corporation's property and assets including its goodwill, upon such terms and conditions and for such considerations, which may be money, shares, bonds or other instruments for the payment of money or other property as the Board of Directors deems expedient

                  8.4 In the absence of fraud, no contract or other transactions between the corporation and nay other corporation, and no act of the corporation shall in any way be invalidated or otherwise affected by the fact that any one or more of the Directors of the corporation are pecuniarily or otherwise interested in, or are Directors or officers of such other corporation. Any Director of the corporation individually, or any firm or association of which any Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is no interested shall be disclosed or shall have been known to the Board of Directors of the corporation or a majority thereof; and any Director of the corporation who is also a Director or officer of such other corporation or who is so interested, may be counted in determining the existence of a quorum at any meting of the Board of Directors or of any committee of the corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such Director or officer of such other corporation or not so interested.

                  8.5 Directors shall not have personal liability to either the corporation or its shareholders for monetary damages for breach of a Director's fiduciary duty to the corporation; except for any breach of the director's duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith, intentional misconduct or a knowing violation of law, or as for such other liability as may not be eliminated or limited under Minnesota Statutes,
Section 302A.251.

                  8.6 Each Director and officer at any time serving the corporation shall, to the full extent allowed by law, be indemnified and held harmless by the corporation from and against all costs and expenses, including attorneys' fees, which may be imposed upon or reasonably incurred by him in connection with or arising out of the defense or settlement of any claim, action, suit or proceeding brought against him by reason of his being or having been a Director or officer of this corporation, whether or not he is a Director or officer at the time of incurring such expense. Furthermore, each such Director or officer shall, to the fullest extent allowed b law, be indemnified and held harmless by this corporation against any judgment that may be recovered against him in such action; provided, however, that no Director or officer shall be indemnified by this corporation with respect to matters as to



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which he or she is finally adjudged in any such action, suit or proceeding to have been guilty of willful misconduct detrimental to the best interest of the corporation.

                                    ARTICLE 9
                                   AMENDMENTS

                  9.1 The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders herein are granted subject to this reservation.

                  9.2 Any amendment may be adopted by the affirmative vote of the holders of a majority of the voting power of all shareholders entitled under these Articles to vote, except as may be otherwise prescribed by the laws of the State of Minnesota.







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